Exhibit 99.1

NUTRISYSTEM, INC. REPORTS FIRST QUARTER 2009 RESULTS; ANNOUNCES QUARTERLY DIVIDEND OF $0.175 PER SHARE

Reports First Quarter 2009 Revenues of $163 Million and Adjusted EBITDA of $19 Million

Horsham, PA - April 29, 2009-NutriSystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the first quarter of 2009. Highlights for the first quarter ended March 31, 2009 include:

  Revenues of $162.7 million as compared to $216.5 million for Q1 2008;
  Operating income from continuing operations of $14.7 million as compared to $23.5 million for Q1 2008;
  Net income of $8.8 million as compared to $14.1 million for Q1 2008;
  Adjusted EBITDA of $19.4 million compared to $26.7 million for Q1 2008. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other expense, equity loss, interest, income taxes and depreciation and amortization;
  Adjusted net income of $0.31 per diluted share before $0.01 impact of the new FASB Staff Position EITF No. 03-6-1 regarding participating securities and before the $0.01 impact of the Zero Water equity loss, resulting in $0.29 reported EPS. This compares to Q1 2008 adjusted net income of $0.44 per diluted share before $0.01 impact of the new FASB Staff Position EITF No. 03-6-1 and before the $0.02 impact of the Zero Water equity loss, resulting in $0.41 reported EPS; and
  Cash and cash equivalents of $73.7 million at March 31, 2009 and no debt outstanding as compared to $38.3 million at December 31, 2008 and no debt outstanding.

"The first quarter of 2009 saw the lowest US consumer confidence on record, and with it, continued challenges in overall consumer spending. Despite pressure on the revenue line, cash generation was strong, gross margins improved and we initiated our G&A reduction plan. Reactivation revenue was similar to a year ago and we foresee continued stability this year," stated Chairman and CEO Joe Redling. "We plan to continue on this path of reducing costs and improving operating efficiency so we can navigate through this recessionary period and be better positioned for the economic recovery."

For the first quarter of 2009, the Company generated $45.7 million in net cash from operations and ended the quarter with $73.7 million in cash and cash equivalents, no funded debt and $200 million available under its credit agreement. This compares to $43.1 million in net cash from operations for the quarter ended March 31, 2008.

The Board of Directors declared the Company's quarterly dividend of $0.175 per share, payable May 18, 2009, to shareholders of record as of May 8, 2009. While the Company intends to continue to pay regular quarterly dividends, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

"We see the dividend as an excellent way to return value to our shareholders especially in light of our strong cash generation," said David Clark, Chief Financial Officer. "Our focus for 2009 continues to be supporting new customer and reactivation revenue, improving gross margin, managing marketing efficiency to the mid-twenty percent range of revenues, and reducing overall G&A versus a year ago."

Conference Call and Webcast

Management will host a webcast to discuss first quarter 2009 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

The webcast will be available live under the Investor Relations section of NutriSystem's website, www.nutrisystem.com. Please click on Investor Relations at the bottom of the home page and then click on the microphone icon on the Investor Relations home page. Interested parties unable to access the conference call via the webcast may dial 1-866-831-9862 (outside US/Canada 706-758-5226), the conference ID is 95447010. A replay of the conference call will be available on the Company website following the event.

About NutriSystem, Inc.

NutriSystem (NASDAQ: NTRI), a leading provider of weight management products and services, offers weight-loss programs based on nutritious, portion-controlled, lower Glycemic Index prepared meals. These programs have no membership fees and provide free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's expectations, intentions and plans regarding continued stability in reactivation revenue during 2009, continuing to reduce costs and improve operating efficiency, continuing to pay regular quarterly dividends and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Cindy Warner Investor Relations NutriSystem, Inc. Tel: 215-346-8136 Email: IR@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)
	Three Months Ended March 31, __________________________
	2009	2008

REVENUE	$ 162,690	$ 216,468
COSTS AND EXPENSES:
Cost of revenue	76,274	103,352
Marketing	47,198	67,331
General and administrative	21,846	20,526
Depreciation and amortization	2,664	1,761
Total costs and expenses	147,982	192,970
Operating income from continuing operations	14,708	23,498
OTHER EXPENSE	(91)	(40)
EQUITY LOSS	(390)	(1,207)
INTEREST (EXPENSE) INCOME, net	(48)	174
Income from continuing operations before income taxes	14,179	22,425
INCOME TAXES	5,332	8,304
Income from continuing operations	8,847	14,121
DISCONTINUED OPERATION:
Loss on discontinued operation, net of income tax benefit	(5)	(24)
Net income	$ 8,842	$ 14,097
BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.29	$ 0.42
Net loss from discontinued operation	-	-
Net income	$ 0.29	$ 0.42
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.29	$ 0.41
Net loss from discontinued operation	-	-
Net income	$ 0.29	$ 0.41

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,316	33,038
Diluted	29,530	33,570

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)
	March 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 73,718	$ 38,309
Receivables	15,739	17,200
Inventories	35,262	50,986
Prepaid income taxes	-	3,714
Deferred income taxes	1,957	1,651
Other current assets	8,383	8,611
Current assets of discontinued operation	306	325
Total current assets	135,365	120,796
FIXED ASSETS, net	24,186	24,312
EQUITY INVESTMENT	3,610	4,000
GOODWILL	2,717	2,717
IDENTIFIABLE INTANGIBLE ASSETS, net	2,385	2,590
OTHER ASSETS	5,389	5,056
	$ 173,652	$ 159,471
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 41,040	$ 31,448
Accrued payroll and related benefits	1,316	2,150
Deferred revenue	4,203	4,964
Income taxes payable	2,090	-
Other accrued expenses and current liabilities	4,975	3,743
Current liabilities of discontinued operation	28	43
Total current liabilities	53,652	42,348
NON-CURRENT LIABILITIES	1,379	1,298
Total liabilities	55,031	43,646
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 30,560,609 at March 31, 2009 and 30,784,920 at December 31, 2008)	29	29
Additional paid-in capital	-	-
Retained earnings	118,645	115,771
Accumulated other comprehensive (loss) income	(53)	25
Total stockholders' equity	118,621	115,825
	$ 173,652	$ 159,471

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)
	Three Months Ended March 31, _______________________
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 8,842	$ 14,097
Adjustments to reconcile net income to net cash provided by operating activities-
Loss on discontinued operation	5	24
Depreciation and amortization	2,664	1,761
Share-based expense	2,041	1,524
Deferred income tax benefit	(685)	(923)
Equity loss	390	1,207
Changes in operating assets and liabilities
Accrued interest income	-	19
Receivables	1,450	(3,264)
Inventories	15,698	12,139
Other assets	272	1,698
Accounts payable	9,618	7,119
Accrued payroll and related benefits	(834)	48
Deferred revenue	(759)	-
Income taxes	5,793	6,250
Other accrued expenses and liabilities	1,212	1,396
Net cash provided by operating activities of continuing operations	45,707	43,095
Net cash used in operating activities of discontinued operations	(20)	(32)
Net cash provided by operating activities	45,687	43,063
CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of marketable securities	-	1,750
Capital additions	(2,345)	(2,253)
Net cash used in investing activities	(2,345)	(503)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	-	35,000
Repayments of borrowings under credit facility	-	(35,000)
Exercise of stock options	38	201
Tax benefit from equity compensation awards, net	(662)	783
Repurchase and retirement of common stock	(1,939)	(41,209)
Payment of dividends	(5,331)	-
Net cash used in financing activities	(7,894)	(40,225)
Effect of exchange rate changes on cash and cash equivalents	(58)	(46)
NET INCREASE IN CASH AND CASH EQUIVALENTS	35,390	2,289
CASH AND CASH EQUIVALENTS, beginning of period	38,631	41,190
CASH AND CASH EQUIVALENTS, end of period	74,021	43,479
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATION, end of period	303	511
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of period	$ 73,718	$ 42,968

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(in thousands)

	Three Months Ended March 31, ____________________________________
	2009	2008

Adjusted EBITDA	$ 19,413	$ 26,674
Non-cash employee compensation expense	(2,041)	(1,415)
Other expense	(91)	(40)
Equity loss	(390)	(1,207)
Interest (expense) income, net	(48)	174
Income taxes	(5,332)	(8,304)
Depreciation and amortization	(2,664)	(1,761)
Income from continuing operations	$ 8,847	$ 14,121

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other expense, equity loss, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

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